Exhibit 99.2
                                                                    ------------
                      [CRAVATH, SWAINE & MOORE LETTERHEAD]



                                 (212) 474-1155

                                                               November 19, 2002

                           Adelphia Business Solutions
                           ---------------------------

Dear Mr. Glicksman:

     This letter is in response to your letter of October 3, 2002, regarding your request for a letter pursuant to Item 304(a)(3) of Regulation S-K. We understand that management of Adelphia Business solutions ("ABIZ") has inquired as to whether Deloitte & Touche LLP ("D&T") intends to respond to that letter.

     In its July 15, 2002 letter to the Securities and Exchange Commission, D&T responded and set forth its views with respect to ABIZ's Form 8-K/A dated July 3, 2002. We have read Amendment No. 4 to ABIZ's Form 8-K/A dated October 7, 2002, and believe that D&T's July 15, 2002 letter adequately addresses the comments in Item 4 of ABIZ's Form 8-K/A dated October 7, 2002. As such, D&T does not intend to provide an additional response to ABIZ's Form 8-K/A dated October 7, 2002. I have enclosed another copy of D&T's July 15, 2002 letter.

                                                 Very truly yours,


                                                 /s/: Katherine B. Forrest
                                                      Katherine B. Forrest
Mr. John Glicksman, Esq.
Vice President & General Counsel
Adelphia Business Solutions, Inc.
One North Main Street
Coudersport, PA 16915

Encls.

BY FAX AND FIRST CLASS MAIL